UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
March 7, 2008
(Date of Report/Date of earliest event reported)

BANK MUTUAL CORPORATION
(Exact name of registrant as specified in its charter)

WISCONSIN	000-31207	39-2004336
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
4949 West Brown Deer Road
Milwaukee, Wisconsin 53223
(Address and zip code of principal executive offices)
(414) 354-1500
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 4.01.	Changes in Registrant’s Certifying Accountant.
Independent registered public accounting firm being dismissed.
     As previously disclosed in the Current Report on Form 8-K dated August 24, 2007 of Bank Mutual Corporation (the “Company”), on that date the Audit Committee, through the Company’s Chief Financial Officer, notified Ernst & Young LLP (“E&Y”) that upon completion of the 2007 engagement and the filing of the Company’s Annual Report on Form 10-K for the year ending December 31, 2007, E&Y would be dismissed as the Company’s independent registered public accounting firm. That dismissal occurred on March 7, 2008 upon the filing of the report.
     E&Y’s reports on the Company’s consolidated financial statements as of and for the fiscal years ended December 31, 2005, 2006 and 2007 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principle.
     During the years ended December 31, 2005, 2006 and 2007 and the subsequent period through the date of this filing, there were no disagreements with E&Y on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to E&Y’s satisfaction, would have caused E&Y to make reference thereto in their reports on the financial statements for such years. Also during that period there have been no reportable events described in Item 304(a)(1)(v) of Regulation S-K except that, in connection with the audit of the Company’s 2006 financial statements, errors were identified relating to the accounting policies for defined benefit plans under SFAS No. 87 and the incorrect application of these accounting policies to the Company’s non-qualified pension plans. This incorrect application of accounting policies resulted in the Company overstating an asset and understating expense. While the error was corrected in accordance with SAB No. 108, whereby shareholders’ equity and other assets were adjusted as of January 1, 2006, the Company and E&Y noted this as a material weakness in internal control over financial reporting in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006.
     The Audit Committee had determined that the time was opportune to engage in a “request for proposal” process for choosing the Company’s auditor for 2008. The decision to dismiss E&Y and engage a new accounting firm resulted from that RFP process, in which Ernst & Young LLP participated.
New independent registered public accounting firm.
     As previously disclosed, on August 24, 2007, the Audit Committee appointed Deloitte & Touche LLP (“D&T”) as the Company’s new independent registered public accounting firm beginning for fiscal 2008, subject to that firm’s acceptance of the appointment and to shareholder ratification at the 2008 annual meeting of shareholders. Finalization of an engagement letter between the Company and D&T occurred on October 26, 2007 and the engagement became effective on March 7, 2008. Ratification of the appointment is being sought at the 2008 annual meeting of shareholders.
     During the fiscal years ended December 31, 2005, 2006 and 2007, and through the date of this filing, neither the Company nor anyone acting on its behalf consulted with D&T regarding any of the matters or events described in Items 304(a)(2)(i) and (ii) of Regulation S-K. The Company has authorized E&Y to respond fully to any inquiries by D&T regarding matters related to the issues described above.

Item 9.01.	Financial Statements and Exhibits
     Exhibit 16      Letter of Ernst & Young LLP
*      *      *      *      *
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 11, 2008	BANK MUTUAL CORPORATION (Registrant)
	By:	/s/ Eugene H. Maurer
Eugene H. Maurer
Senior Vice President, Secretary and Interim Chief Financial Officer

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